As filed with the Securities and Exchange Commission on March 25, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3144936 (IRS Employer Identification No.)

FOCUS ENHANCEMENTS, INC.

2004 STOCK INCENTIVE PLAN

(Full title of the plan)

1370 Dell Avenue

Campbell, California 95008

(408) 866-8300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brett Moyer

President and Chief Executive Officer

FOCUS Enhancements, Inc.

1370 Dell Avenue

Campbell, California 95008

(408) 866-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gregory A. Gehlmann, Esq.

Manatt Phelps & Phillips, LLP

700 12th Street, NW Suite 1100

Washington, DC  20005

(202) 585-6540

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock	2,452,000	$0.94	$2,304,880	$271.28

(1)

These shares are reserved for issuance pursuant to Focus Enhancements, Inc.’s 2004 Stock Incentive Plan (the “Plan”). Pursuant to Rule 416, also being registered are additional shares of common stock as may become issuable under the Plan through the operation of anti-dilution provisions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the bid and asked prices of the common stock of Focus Enhancements, Inc. in the consolidated reporting system of the Nasdaq SmallCap Market System on March 22, 2005 of $0.94.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PRSPECTUS

Item 1. Plan Information

The documents containing the information required in Part I of the registration statement will be provided to each participant as required by Rule 428(b)(1). Such documents are not being filed with the SEC in accordance with the instructions to Form S-8, but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933. A copy of the Focus Enhancements, Inc. 2004 Stock Incentive Plan (the “Plan”) is included as Exhibit 99.1 to this Registration Statement.

Item 2.    Registrant Information and Employee Plan Annual Information.

                Plan participants may contact Gary Williams at (408) 866-8300, Focus Enhancements, Inc., 1370 Dell Avenue, Campbell, California 95008.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

                The following documents of Focus Enhancements, Inc., a Delaware corporation, previously filed with the Securities and Exchange Commission (“SEC”) are incorporated by reference:

Our SEC Filings (File No. 1-11860)	Date of Filing

Current Report of Form 8-K (regarding change in guidance and amendment to lease)	January 4, 2005

Annual Report on Form 10-K for the year ended December 31, 2004	March 15, 2005

                All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) or the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus that is part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not Applicable.

Item 5.    Interest of Named Experts and Counsel.

Not Applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or permits a Delaware corporation to grant, indemnity to present or former directors and officers, as well as certain other persons serving at the request of the corporation in related capacities. This permitted indemnity is sufficiently broad to permit indemnification for liabilities arising under the Securities Act of 1933, including reimbursement for expenses incurred.

The indemnification authorized under Delaware law is not exclusive and is in addition to any other rights granted to officers and directors under the Certificate of Incorporation or Bylaws of the corporation or any agreement between officers and directors and the corporation. The registrant’s Bylaws provide for the indemnification of directors, former directors and officers to the maximum extent permitted by Delaware law. The registrant’s Bylaws also provide that it may purchase and maintain insurance on behalf of a director or officer against liability asserted against the director or officer in such capacity.

The registrant carries directors’ and officers’ liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

Item 7.                    Exemption from Registration Claimed.

                                Not applicable.

Item 8.      Exhibits.

Exhibit Number	Description

3.1	Second Restated Certificate of Incorporation of Focus (1)

3.2	Certificate of Amendment to Second Restated Certificate of Incorporation of Focus (2)

3.3	Certificate of Amendment to Second Restated Certificate of Incorporation of Focus dated July 25, 1997 (3)

3.4	Restated Bylaws of Focus (1)

3.5	Certificate of Designation - Series B Preferred Stock (4)

3.6	Certificate of Amendment to Second Restated Certificate of Incorporation of Focus dated January 16, 2001 (5)

3.7	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Focus dated January 8, 2003 (5)

3.8	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation dated March 12, 2004 (6)

3.9	Certificate of Designation - Series C Preferred Stock (6)

4.1	Specimen Certificate of the Registrant, filed as an Exhibit to Focus’ Registration Statement on Form SB-2(1)

5.1	Opinion of Manatt, Phelps & Phillips, LLP*

23.1	Consent of Independent Registered Public Accounting Firm *

23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature page)

99.1	Registrant’s 2004 Stock Incentive Plan*

* Included

(1)	Filed as an exhibit to Focus’ Registration Statement on Form SB-2 (No. 33-60248-B) and incorporated herein by reference.

(2)	Filed as an exhibit to Focus’ Form 10-QSB for the period ended September 30, 1995, and incorporated herein by reference.

(3)	Filed as an exhibit to Focus’ Form 10-QSB dated August 14, 1997, and incorporated herein by reference.

(4)	Filed as an exhibit to Focus’ Amended Registration Statement on Form SB-2 (No. 333-55178) filed on August 9, 2001 as amended, incorporated herein by reference.

(5)	Filed as an exhibit to Focus’ Form 10-KSB dated March 31, 2003, and incorporated herein by reference.

(6)	Filed as an exhibit to Focus’ Form 10-K filed with the SEC on March 16, 2004, and incorporated herein by reference.

Item 9. Undertakings

A. INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B. SUBSEQUENT EXCHANGE OF DOCUMENTS

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. OTHER

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by  those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

                Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe it meet all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Campbell, State of California, on March 25, 2005.

FOCUS ENHANCEMENTS, INC.

By:	/s/ Brett A. Moyer
Brett A. Moyer
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Brett A. Moyer and Gary L. Williams each of them, to file one or more amendments (including additional post-effective amendments) to this Registration Statement, which amendments may make such changes as any of such persons deem appropriate, and each person, individually and in each capacity stated below, hereby appoints each of such persons as attorney-in-fact to execute in his name and on his behalf any of such amendments to the Registration Statement.

                Pursuant to the requirements of the Securities Act, this amendment to the registrant’s registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brett A. Moyer	President, Chief Executive	March 25, 2005
Brett A. Moyer	Officer and Director

/s/ Gary L. Williams	Vice President of Finance	March 25, 2005
Gary L. Williams	& Chief Financial Officer
(Principal Accounting Officer)

/s/ N. William Jasper, Jr.	Chairman of the Board	March 25, 2005
N William Jasper, Jr.	of Directors

/s/ Carl E. Berg	Director	March 25, 2005
Carl E. Berg

/s/ William B. Coldrick	Director	March 22, 2005
William B. Coldrick

/s/ Michael L. D’Addio	Director	March 25, 2005
Michael L. D’Addio

/s/ Tommy Eng	Director	March 25, 2005
Tommy Eng

	Director	March , 2005
Sam Runco

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Restated Certificate of Incorporation of Focus (Filed as an exhibit to Focus’ Registration Statement on Form SB-2 (No. 33-60248-B) and incorporated herein by reference.)

3.2

Certificate of Amendment to Second Restated Certificate of Incorporation of Focus (Filed as an exhibit to Focus’ Form 10-QSB for the period ended September 30, 1995, and incorporated herein by reference.)

3.3

Certificate of Amendment to Second Restated Certificate of Incorporation of Focus dated July 25, 1997 (Filed as an exhibit to Focus’ Form 10-QSB dated August 14, 1997, and incorporated herein by reference.)

3.4	Restated Bylaws of Focus (Filed as an exhibit to Focus’ Registration Statement on Form SB-2 (No. 33-60248-B) and incorporated herein by reference.)

3.5

Certificate of Designation - Series B Preferred Stock (Filed as an exhibit to Focus’ Amended Registration Statement on Form SB-2 (No. 333-55178) filed on August 9, 2001 as amended, incorporated herein by reference.)

3.6

Certificate of Amendment to Second Restated Certificate of Incorporation of Focus dated January 16, 2001 (Filed as an exhibit to Focus’ Form 10-KSB dated March 31, 2003, and incorporated herein by reference.)

3.7

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Focus dated January 8, 2003 (Filed as an exhibit to Focus’ Form 10-KSB dated March 31, 2003, and incorporated herein by reference.)

3.8

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation dated March 12, 2004 (Filed as an exhibit to Focus’ Form 10-K filed with the SEC on March 16, 2004, and incorporated herein by reference.)

3.9	Certificate of Designation - Series C Preferred Stock (Filed as an exhibit to Focus’ Form 10-K filed with the SEC on March 16, 2004, and incorporated herein by reference.)

4.1	Specimen Certificate of the Registrant, filed as an Exhibit to Focus’ Registration Statement on Form SB-2, No. 33-60248-B, and incorporated herein by reference.

5.1	Opinion of Manatt, Phelps & Phillips, LLP.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page)

99.1	Registrant’s 2004 Stock Incentive Plan.